EXECUTION VERSION

April 15, 2011

Sempra Energy

101 Ash Street

San Diego, CA 92101

Attention: Mark Snell

The Royal Bank of Scotland plc

36 St. Andrew Square
Edinburgh EH2 2YB

United Kingdom

Attention:  Bruce Van Saun

Sempra Commodities, Inc.

101 Ash Street

San Diego, CA 92101

Sempra Energy Holdings VII B.V.

c/o ATC Corporate Services (Netherlands) B.V.

Olympic Plaza

Fred. Roeskestraat 123

1076 EE Amsterdam, the Netherlands

Re:

RBS Sempra Commodities LLP

Ladies and Gentlemen:

This Letter Agreement (including Annex A hereto, the “Letter Agreement”; references to “hereby”, “herein” or similar words shall include Annex A hereto) is entered into as of the date first written above between Sempra Energy (“Sempra Energy”), The Royal Bank of Scotland plc (“RBS”), Sempra Commodities, Inc. (“SC”) and Sempra Energy Holdings VII B.V. and solely for purposes of paragraphs 1 through 14 below and Sections 1, 2, 3, 4, 5, 6, 8 and 9 of Annex A, RBS Sempra Commodities LLP (the “Partnership”) (RBS, Sempra Energy, SC, Sempra Energy Holdings VII B.V. and solely for the purposes specified, the Partnership, the “Parties”).

In connection with the Transactions (as defined in Annex A), the parties signatory hereto, as applicable, intending to be legally bound, agree as follows:

1.

Annex A.  Each Party agrees to, and Sempra Energy agrees to cause the Sempra Members to, comply with, and be bound by, the provisions of Annex A notwithstanding anything to the contrary contained in the Limited Liability Partnership Agreement of the Partnership, dated as of April 1, 2008 (as amended or otherwise modified, the “LLP Agreement”).

2.

Representations and Warranties.  Each Party represents and warrants to the other Parties, as of the date hereof, that (a) such Party is validly existing under the jurisdiction of its organization, with full corporate or other entity power and authority to enter into and perform its obligations under this Letter Agreement; (b) such Party has taken all corporate or other entity action, and has secured all approvals, necessary to authorize the execution, delivery and performance of this Letter Agreement; (c) this Letter Agreement has been duly executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in a proceeding at law or in equity); and (d) the execution, delivery and performance of this Letter Agreement will not cause such Party to be in violation of any Legal Requirement (as defined in the JPM Salmon Purchase Agreement (as defined in Annex A)) by which it or its properties (or the properties of any of its subsidiaries) are bound or affected.

3.

Termination of Prior Agreements; Survival.  Upon the execution of this Letter Agreement, (i) that certain Letter Agreement between the Parties regarding the subject matter hereof, dated February 16, 2010, (ii) that certain Letter Agreement between the Parties, dated July 1, 2010, and (iii) that certain Reservation of Rights Letter, dated as of November 25, 2009, between RBS and Sempra Energy (the “Reservation of Rights Letter”) shall be hereby terminated.  For the avoidance of doubt, the LLP Agreement (as modified hereby or as reasonably necessary to implement the provisions hereof), the Formation Agreement (as defined in the JPM Salmon Purchase Agreement), the Indemnity Agreement (as defined in Annex A) and other related agreements will survive and continue unaffected.

4.

Counterparts.  This Letter Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Letter Agreement by fax or email shall be as effective as delivery of an original executed counterpart of this agreement.

5.

Confidential Information.  The terms of this Letter Agreement (including those set out in Annex A) and the status of the Transaction Agreements (as defined in Annex A) shall be considered “Confidential Information” in accordance with Clause 17.1 of the LLP Agreement.

6.

Governing Law; Arbitration.  This Letter Agreement shall be governed by, and be construed in accordance with, the substantive laws of the State of New York.  Each of the Parties agrees that the provisions of Clause 19.2 of the LLP Agreement (including, without limitation, the arbitration and submission to jurisdiction provisions contained therein) shall apply mutatis mutandis to all disagreements, disputes, controversies or claims arising out of or relating to this Letter Agreement, or the breach, termination or invalidity hereof.

7.

Waiver of Jury Trial.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.

Modification.  This Letter Agreement may not be amended, modified or supplemented by the Parties in any manner, except by an instrument in writing signed by a duly authorized officer or representative of each Party.

9.

Assignment.  None of the Parties may, in whole or in part, assign any of its rights or interests or delegate any of its obligations under this Letter Agreement without the prior written consent of the other Parties, and any attempt to do so will be void; provided, however, that upon a merger or consolidation of any Party, the rights and obligations of such Party hereunder shall automatically be assigned and assumed by the surviving entity by operation of law or otherwise without the need for a written consent of the other Parties.

10.

Entire Agreement.  This Letter Agreement (together with the agreements referred to herein, the LLP Agreement (as modified hereby), each of the Transaction Agreements, each of the Related Agreements (as defined in each of the Transaction Agreements) and the CTA Master Agreement (as defined in Annex A), as amended) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, including the Reservation of Rights Letter, and undertakings, both written and oral, among the Parties with respect to the subject matter hereof.  The Parties do not intend to create, and have not created a joint venture, partnership or any similar relationship among the Parties pursuant to this Letter Agreement.

11.

No Third Party Rights.  This Letter Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties.  Nothing expressed or referred to in this Letter Agreement will be construed to give any person other than the Parties any legal or equitable right, remedy or claim under or with respect to this Letter Agreement or any provision of this Letter Agreement, except such rights as shall inure to a successor or permitted assignee in accordance with paragraph 9 above.

12.

Severability.  If any provision (or part thereof) of this Letter Agreement is held illegal, invalid or unenforceable under any present or future Legal Requirement, (a) the Parties shall negotiate in good faith to replace such provision with a suitable and equitable substitute therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and to the extent such substitution would not be valid or enforceable, (b)(i) such provision (or part thereof) will be fully severable, (ii) this Letter Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision (or part thereof) had never comprised a part hereof, and (iii) the remaining provisions of this Letter Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision (or part thereof) or by its severance herefrom.

13.

Headings.  Any headings or captions appearing in this Letter Agreement are intended solely for convenience of reference and shall not constitute a part of this Letter Agreement or define or limit any of the terms and conditions hereof.

14.

Further Assurances.  From time to time after the date hereof, each Party shall, and shall cause its Affiliates to, promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by any other Party and necessary for the requesting Party to satisfy its obligations hereunder or to obtain the benefits of the transactions contemplated hereby, including any additional instruments or documents reasonably considered necessary by such requesting Party to cause the provisions of this Letter Agreement (including Annex A) to be, become or remain valid and effective in accordance with the terms hereof.

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IN WITNESS WHEREOF, the Parties have executed this Letter Agreement as of the date first written above.

SEMPRA ENERGY

By:

Name:

Title:

THE ROYAL BANK OF SCOTLAND PLC

By:

Name:

Bruce Van Saun

Title:

Group Finance Director

SEMPRA COMMODITIES, INC.

By:

Name:

Title:

SEMPRA ENERGY HOLDINGS VII B.V.

By:

Name:

Title:

ACKNOWLEDGED AND AGREED, solely for purposes of the paragraphs and Sections set forth above that the Partnership is party hereto:

RBS SEMPRA COMMODITIES LLP

By:

Name:

Title: